Exhibit 3.1

CERTIFICATE OF DESIGNATIONS OF

5.5% SERIES A CONVERTIBLE PREFERRED STOCK OF

VIAD CORP

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Viad Corp (the "Company"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

That, pursuant to authority conferred by the Restated Certificate of Incorporation of the Company, and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board", at a duly called meeting held on August 4, 2020, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of 180,000 shares of Preferred Stock, $0.01 par value per share, designated as "5.5% Series A Convertible Preferred Stock":

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board does hereby create, authorize and provide for the issuance of a series of Preferred Stock, $0.01 par value per share, of the Company, designated as the "5.5% Series A Convertible Preferred Stock", which series has the rights, designations, preferences, voting powers and other provisions set forth in Annex A.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Steven W. Moster, its President and Chief Executive Officer, as of the 5th day of August, 2020.

Viad Corp

By: /s/Steven W. Moster

Name: Steven W. Moster

Title: President and Chief Executive Officer

Annex A

Viad Corp

Certificate of Designations

5.5% Series A Convertible Preferred Stock

(h)Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change

	of Control.	17
(i)	Status of Retired Shares	18
(j)	Replacement Certificates	18
(k)	Registered Holders	18
(l)	Cancellation	18
(m)	Shares Held by the Company or its Subsidiaries	18
(n)	Outstanding Shares	18
(o)	Notations and Exchanges	20
Section 4.	Ranking	20
Section 5.	Accreting Return; Participating Dividends	20
(a)	Accreting Return	20
(b)	Participating Dividends.	21

(c)Treatment of Participating Dividends Upon Liquidation, Repurchase Upon

	Change of Control or Conversion	22
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	22
(a)	Generally	22

(b)Certain Business Combination Transactions Deemed Not to Be a

	Liquidation	23
Section 7.	No Right of Redemption by the Company	23
Section 8.	Right of Holders to Require the Company to Repurchase Convertible
Preferred Stock upon a Change of Control		23

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(a)	Change of Control Repurchase Right	23

(b)Funds Legally Available for Payment of Change of Control Repurchase

	Price; Covenant Not to Take Certain Actions	23
(c)	Change of Control Repurchase Date	24
(d)	Change of Control Repurchase Price	24
(e)	Change of Control Notice	24
(f)	Procedures to Exercise the Change of Control Repurchase Right	25
(g)	Payment of the Change of Control Repurchase Price	26
Section 9.	Voting Rights	26
(a)	Voting and Consent Rights with Respect to Specified Matters	27
(b)	Rights Plan	28
(c)	Right to Vote with Holders of Common Stock on an As-Converted Basis	28
(d)	Procedures for Voting and Consents	28
(e)	Right to Designate Preferred Stock Directors	29
Section 10.	Conversion	30
(a)	Generally	30
(b)	Conversion at the Option of the Holders	30
(c)	Mandatory Conversion at the Company's Election	30
(d)	Conversion Procedures	32
(e)	Settlement upon Conversion	32
(f)	Conversion Price Adjustments	33
(g)	Voluntary Conversion Price Decreases	38
(h)	Restriction on Conversions and Certain Degressive Issuances	39
(i)	Effect of Common Stock Change Event	40
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	42
(a)	Equitable Adjustments to Prices	42
(b)	Reservation of Shares of Common Stock	42
(c)	Status of Shares of Common Stock	42
(d)	Taxes Upon Issuance of Common Stock	43
Section 12.	No Preemptive Rights	43
Section 13.	Calculations	43
(a)	Schedule of Calculations	43
(b)	Calculations Aggregated for Each Holder	43
Section 14.	Tax Treatment	43
Section 15.	Notices	44
Section 16.	Legally Available Funds.	44

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Section 1. DEFINITIONS.

"Accreted Liquidation Preference" means, with respect to each share of Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; and as of any particular date an amount equal to the Initial Liquidation Preference as increased pursuant to Section 5(a)(iii).

"Accretion Amount" has the meaning set forth in Section 5(a)(i).

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder or any of its Affiliates, and (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Holder or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Holder. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

"Aggregate Accreted Liquidation Preference" means, with respect to any Holder as of any particular date, the product of (i) the total number of shares of Convertible Preferred Stock held by such Holder as of such date and (ii) the Accreted Liquidation Preference.

"Antitrust Clearance Date" means the date on which the waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 and the Canadian Competition Act as amended, has expired or been terminated, and any other required clearances, approvals or authorizations of filings and registrations with, and notifications to government authorities under other applicable antitrust and competition laws have been received, in each case, with respect to the ownership by the Holders of voting securities in the Company.

"Board of Directors" means the Company's board of directors or a committee of such board duly authorized to act on behalf of such board.

"Business Day" means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

"Bylaws" means the Bylaws of the Company, as the same may be amended or modified from time to time.

"Capital Stock" of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person.

"Certificate" means any Physical Certificate or Electronic Certificate.

"Certificate of Designations" means this Certificate of Designations, as amended or supplemented or restated from time to time.

"Certificate of Incorporation" means the Company's Restated Certificate of Incorporation, as amended to date, as the same may be further amended, supplemented or restated.

"Change of Control" means any of the following events:

(a)a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with any of its Affiliates) has become the direct or indirect "beneficial owner" of shares of the Company's Capital Stock or Equity-Linked Securities representing more than fifty percent (50%) of the voting power of all of the Company's then-outstanding common equity (including then- outstanding preferred equity voting on an as-converted basis with the common equity);

(b)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly "beneficially owned" all classes of the Company's common equity (including then-outstanding preferred equity voting on an as-converted basis with the common equity) immediately before such transaction directly or indirectly "beneficially own," immediately after such transaction, more than fifty percent (50%) of all classes of common equity (including then-outstanding preferred equity voting on an as-converted basis with the common equity) of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b); or

(c)shares of Common Stock or shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are not listed for trading on any United States national securities exchange (other than as a result of a transaction described in clause (b) above).

For the purposes of this definition, (x) any transaction or event described in both clause

(a)and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a "beneficial owner," whether shares are "beneficially owned" and percentage "beneficial ownership", will be determined in accordance with Rule 13d-3 under the Exchange Act.

"Change of Control Notice" has the meaning set forth in Section 8(e).

"Change of Control Repurchase Date" means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

"Change of Control Repurchase Notice" means a notice (including a notice substantially in the form of the "Change of Control Repurchase Notice" set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

"Change of Control Repurchase Price" means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

"Change of Control Repurchase Right" as the meaning set forth in Section 8(a).

"Close of Business" means 5:00 p.m., New York City time.

"Code" means the U.S. Internal Revenue Code of 1986, as amended.

"Common Stock" means the common stock, par value $1.50 per share, of the Company, subject to Section 10(i).

"Common Stock Change Event" has the meaning set forth in Section 10(i)(i).

"Common Stock Liquidity Conditions" will be satisfied with respect to a Mandatory Conversion if:

(a)each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock (i) will, when issued, be admitted for book-entry settlement through the Depositary with an "unrestricted" CUSIP number and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), and

(b)the Company has not received any notice of delisting or suspension by the applicable exchange referred to in clause (a)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods.

"Common Stock Participating Dividend" has the meaning set forth in Section 5(b)(i).

"Company" means Viad Corp, a Delaware corporation.

"Conversion Consideration" means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

"Conversion Date" means an Optional Conversion Date or a Mandatory Conversion Date.

"Conversion Price" initially means $21.25 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Section 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price as of immediately before the Close of Business on such date.

"Convertible Preferred Stock" has the meaning set forth in Section 3(a).

"Conversion Share" means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

"Degressive Calculation Date" has the meaning set forth in Section 10(f)(i)(3).

"Degressive Issuance" has the meaning set forth in Section 10(f)(i)(3).

"Depositary" means The Depository Trust Company or its successor.

"Dividend Junior Stock" means any class or series of the Company's stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). The Common Stock is the only Dividend Junior Stock outstanding as of the Initial Issue Date.

"Dividend Parity Stock" means any class or series of the Company's stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). There is no Dividend Parity Stock outstanding as of the Initial Issue Date.

"Dividend Payment Date" means each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

"Dividend Senior Stock" means any class or series of the Company's stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). There is no Dividend Senior Stock outstanding as of the Initial Issue Date.

"Effective Price" has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as a dollar amount per share of Common Stock; and

(b)in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i)numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock underlying such Equity-Linked Securities; and

(ii)denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

(iii)provided, however, that:

(w)for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x)for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to "anti-dilution" or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(3) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity-Linked Securities;

(y)for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)the "value" of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

"Electronic Certificate" means any electronic book entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

"Equity-Linked Securities" means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

"Ex-Dividend Date" means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means (a) the Company's issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company's issuance or grant of shares of Common Stock or options to purchase shares of Common Stock, or other form of equity-based or equity-related awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company's issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the Company's issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and

(e)the Company's issuance of the Convertible Preferred Stock and any shares of Common Stock upon conversion of the Convertible Preferred Stock. For purposes of this definition, "consultant" means a consultant that may participate in an "employee benefit plan" in accordance with the definition of such term in Rule 405 under the Securities Act.

"Expiration Date" has the meaning set forth in Section 10(f)(i)(2).

"Expiration Time" has the meaning set forth in Section 10(f)(i)(2).

"Fair Market Value" per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10(f)(i)(3).

"Holder" means a person in whose name any Convertible Preferred Stock is registered in the Register.

"Initial Issue Date" means August 5, 2020.

"Initial Liquidation Preference" means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

"Investment Agreement" means the Investment Agreement, dated as of August 5, 2020, by and among the Company, Crestview IV VC TE Holdings, LLC, a Delaware limited liability company, Crestview IV VC Holdings, L.P., a Delaware limited partnership, and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership, as amended from time to time in accordance with its terms.

"Last Reported Sale Price" of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the- counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

"Liquidation" has the meaning set forth in Section 6(a).

"Liquidation Junior Stock" means any class or series of the Company's stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company's liquidation, dissolution or winding up. The Common Stock is the only Liquidation Junior Stock outstanding as of the Initial Issue Date.

"Liquidation Parity Stock" means any class or series of the Company's stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company's liquidation, dissolution or winding up. There is no Liquidation Parity Stock outstanding as of the Initial Issue Date.

"Liquidation Senior Stock" means any class or series of the Company's stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company's liquidation, dissolution or winding up. There is no Liquidation Senior Stock outstanding as of the Initial Issue Date.

"Mandatory Conversion" has the meaning set forth in Section 10(c)(i).

"Mandatory Conversion Date" means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Sections 10(c)(i) and 10(c)(iii).

"Mandatory Conversion Notice" has the meaning set forth in Section 10(c)(iv).

"Mandatory Conversion Notice Date" means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

"Mandatory Conversion Right" has the meaning set forth in Section 10(c)(i).

"Market Disruption Event" means any of the following events:

(a)suspension of, or limitation imposed on, trading of the Common Stock by any Relevant Exchange during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b)any event that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

"Officer" means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the General Counsel, the Corporate Secretary, or any Vice President of the Company.

"Open of Business" means 9:00 a.m., New York City time.

"Optional Conversion" means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

"Optional Conversion Date" means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

"Optional Conversion Notice" means a notice substantially in the form of the "Optional Conversion Notice" set forth in Exhibit A.

"Ownership Limitation" has the meaning set forth in Section 10(h)(i).

"Participating Dividend" has the meaning set forth in Section 5(b)(i).

"Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate "person" under this Certificate of Designations.

"Physical Certificate" means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

"Record Date" means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

"Reference Property" has the meaning set forth in Section 10(i)(i).

"Reference Property Unit" has the meaning set forth in Section 10(i)(i)

"Register" has the meaning set forth in Section 3(e).

"Relevant Exchange" means an exchange or quotation system on which the Last Reported Sale Price is determined pursuant to the definition of the term "Last Reported Sale Price".

"Repurchase Upon Change of Control" means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

"Requisite Stockholder Approval" means the stockholder approval contemplated by NYSE Listing Standard Rule 312.03(d) or, if applicable, NYSE Listing Standard Rule 312.03(b), with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, (i) due to any amendment or binding change in the interpretation of the applicable listing standards of The New York Stock Exchange, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock or to adjust the Conversion Price, in each case without regard to any limitations set forth in Section 10(h) or (ii) the Stockholder Approval (as such term is defined in the Investment Agreement) has been obtained.

"Restricted Stock Legend" means a legend substantially in the form set forth in Exhibit B.

"Return Payment Date" means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th and December 31 of each year, beginning on September 30, 2020 (or beginning on such other date specified in the Certificate representing such share).

"Return Period" means, in the case of each Return Period, from, and including, a Return Payment Date (or in the case of the first Return Period, from, and including, the Initial Issue Date) to, but excluding, the next Return Payment Date.

"Return Rate" means five and five-tenths percent (5.5%) per annum.

"Rule 144" means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Security" means any Convertible Preferred Stock or Conversion Share.

"Stockholders Agreement" means the Stockholders Agreement, dated as of August 5, 2020, by and among the Company, Crestview IV VC TE Holdings, LLC, a Delaware limited liability company, Crestview IV VC Holdings, L.P., a Delaware limited partnership, and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership, and, with respect to the relevant operative provisions of Sections 2.02, 3.03 and 3.04 thereto, Crestview Partners IV (TE), L.P. and Crestview Partners IV Co-Investors, L.P., as may be amended and/or restated from time to time in accordance with its terms.

"Stock Exchange Minimum Voting Price" means, with respect to each share of Convertible Preferred Stock, the Last Reported Sale Price per share of Common Stock on the Trading Day immediately prior to the issuance of such share of Convertible Preferred Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

"Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

"Successor Person" has the meaning set forth in Section 10(i)(iii).

"Tender/Exchange Offer Valuation Period" has the meaning set forth in Section 10(f)(i)(2).

"Trading Day" means any day on which (a) trading in the Common Stock generally occurs on the Relevant Exchange or, if the Common Stock is not then listed on a Relevant Exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then "Trading Day" means a Business Day.

"Transfer Agent" means Equiniti Trust Company or its successor.

"Transfer-Restricted Security" means any Security that constitutes a "restricted security" (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer- Restricted Security upon the earliest to occur of the following events:

(a)such Security is sold or otherwise transferred to a Person (other than the Company or an affiliate (which term, for purposes of this definition, has the meaning set forth in Rule 144) of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)such Security is sold or otherwise transferred to a Person (other than the Company or an affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a "restricted security" (as defined in Rule 144); and

(c)(i) such Security is eligible for resale, by a Person that is not an affiliate of the Company and that has not been an affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an affiliate of the Company.

"Voting Stock" means the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board of Directors.

"VWAP" per share of Common Stock on any Trading Day means the per share volume- weighted average price as reported on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm the Board of Directors reasonably selects and retains for this purpose).

"Wholly Owned Subsidiary" of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares, if any) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a)"or" is not exclusive;

(b)"including" means "including without limitation";

(c)"will" expresses a command;

(d)the "average" of a set of numerical values refers to the arithmetic average of such numerical values;

(e)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)terms defined in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)"herein," "hereof" and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3. THE CONVERTIBLE PREFERRED STOCK

(a)Designation; Par Value. A series of stock of the Company titled the "5.5% Series A Convertible Preferred Stock" (the "Convertible Preferred Stock") is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.01 per share.

(b)Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one-hundred and eighty thousand (180,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)Form, Dating and Denominations.

(i)Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear any other notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)Certificates.

(1)Generally. The Convertible Preferred Stock will be issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, in each case, upon request by the Holder thereof pursuant to customary procedures.

(2)Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the "delivery" of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(3)Due Execution by the Company. At least two (2) duly authorized Officers will sign each Physical Certificate representing any Convertible Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Physical Certificate representing such Convertible Preferred Stock to hold, at the time such Physical Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(4)Countersignature by Transfer Agent. No Convertible Preferred Stock represented by a Physical Certificate will be valid until the Physical Certificate is countersigned by the Transfer Agent. Each Physical Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such Certificate.

(iii)No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)Method of Payment; Delay When Payment Date is Not a Business Day.

(i)Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock of any Holder by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any cash Accretion Amount due on a Return Payment Date for the Convertible Preferred Stock, the date that is fifteen (15) calendar days immediately before such Return Payment Date, (y) with respect to the payment of any declared cash Participating Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)Delay When Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a "Business Day."

(e)Register. The Company will, or will cause another Person (who may be the Transfer Agent) to act as registrar who will keep a record (the "Register") of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)Legends.

(i)Restricted Stock Legend.

(1)Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the "old share(s)" for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)Acknowledgement and Agreement by the Holders. A Holder's acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder's acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)Legends on Conversion Shares.

(1)Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a "restricted" CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g)Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)Provisions Applicable to All Transfers and Exchanges.

(1)Generally. Subject to this Section 3(g) and the applicable provisions of the Investment Agreement and Stockholders Agreement restricting transfers of the Convertible Preferred Stock by any Holder thereof, Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)No Service Charge. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(3)No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)that has been surrendered for conversion; or

(2)as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Change of Control Repurchase Price when due.

(h)Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control.

(i)Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Change of Control. If only a portion of a Holder's Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the "old Physical Certificate" for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the whole number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the whole number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control. If a Holder's Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the "old Certificate" for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (A) such old Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of whole shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j)Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate representing Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)Cancellation. The Company may at any time deliver Convertible Preferred Stock owned by the Company to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)Outstanding Shares.

(i)Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that are outstanding on the Company's Register, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled in accordance with Section 3(l); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control in accordance with this Certificate of Designations; or

(3)deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(n).

(ii)Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a "bona fide purchaser" under applicable law.

(iii)Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Company has segregated consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date solely for the benefit of the applicable Holders, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Change of Control Repurchase Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 and, if applicable, Section 16.

(iv)Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 16; provided, however, if any Conversion Consideration is not delivered due to the limitations set forth in Section 10(h), until the delivery of such Conversion Consideration, shares of Convertible Preferred Stock for which Conversion Consideration has not been delivered shall be deemed not to have converted, the Accretion

Amount shall continue to accumulate thereon and the Conversion Consideration ultimately paid out in respect thereof shall take into account such accumulated Accretion Amount (to the extent not previously paid in cash).

(o)Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4. RANKING. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company's liquidation, dissolution or winding up;

(b)equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company's liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company's liquidation, dissolution or winding up.

Section 5. ACCRETING RETURN; PARTICIPATING DIVIDENDS.

(a)Accreting Return.

(i)Accumulation and Payment of Accretion Amount. The Convertible Preferred Stock will accumulate an accreting return at a rate per annum equal to the Return Rate on the Accreted Liquidation Preference thereof (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such accreting return that accumulates on the Convertible Preferred Stock pursuant to this sentence, the "Accretion Amount"). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(iii)), such Accretion Amount will be payable quarterly in arrears on each Return Payment Date. The Accretion Amount on the Convertible Preferred Stock will accumulate from, and including, the last date on which the Accretion Amount has been paid (or, if no Accretion Amount has been paid, from, and including, the Initial Issue Date) to, but excluding, the next Return Payment Date.

(ii)Computation of Accumulated Accretion Amount. The accumulated Accretion Amount will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Accretion Amount on each share of Convertible Preferred Stock will accumulate on the Accreted Liquidation Preference of such share as of immediately before the Close of Business on the preceding Return Payment Date (or, if there is no preceding Return Payment Date, on the Initial Issue Date).

(iii)Treatment of Accretion Amount on Return Payment Date. The Company may, at its option, pay the accumulated and unpaid Accretion Amount on the Convertible Preferred Stock in cash on any Return Payment Date if, as and when authorized by the Board of Directors and declared by the Company and if the Company is legally and contractually permitted to do so. If the Company does not elect to pay such unpaid Accretion Amount for the current Return Payment Date in cash prior to the Close of Business on each such Return Payment Date, the Accretion Amount will be deemed paid on the Convertible Preferred Stock on each such Return Payment Date by adding (without duplication), effective immediately before the Close of Business on such Return Payment Date, to the Accreted Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, an amount equal to the unpaid Accretion Amount that has accumulated on such share in respect of the Return Period ending on, but excluding, such Return Payment Date.

(iv)Construction. Any Accretion Amount which is added to the Accreted Liquidation Preference thereof pursuant to Section 5(a)(iii) will be deemed to be "declared" and "paid" on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b) Participating Dividends.

(i)Generally. Subject to Section 5(b)(ii) and except with respect to an initial dividend of rights to the holders of Common Stock upon adoption of a stockholder rights plan authorized in accordance with Section 9(b) and as set forth in Section 10(f)(vii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a "Participating Dividend," and such corresponding dividend or distribution on the Common Stock, the "Common Stock Participating Dividend"), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such

Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to any limitations then in effect pursuant to Section 10(h) and without regard to Section 10(e)(ii)) in respect of one (1) share of Convertible Preferred Stock that is converted pursuant to an Optional Conversion with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Price is required (or would be required without regard to Section 10(f)(iii)) and has been made pursuant to Section 10(f)(i)(1) or Section 10(i).

(c)Treatment of Participating Dividends Upon Liquidation, Repurchase Upon Change of Control or Conversion. If the date of a Liquidation, Change of Control

Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Liquidation, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Company's election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (each, a "Liquidation"), then, subject to the rights of any of the Company's creditors or holders of any outstanding Liquidation Senior Stock, each Holder will be entitled to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company's assets or funds legally available for distribution to the Company's stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)the Aggregate Accreted Liquidation Preference of all shares of Convertible Preferred Stock held by such Holder (including any accumulated and unpaid Accretion Amount on such Holder's shares of Convertible Preferred Stock to, but excluding, the date of such payment); and

(ii)the aggregate amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of all shares of Convertible Preferred Stock held by such Holder in connection with an Optional Conversion, assuming the Conversion Date of such conversion occurs on the date of such payment without regard to any limitations set forth in Section 10(h).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company's remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company's creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company's consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company's assets (other than a sale, lease or other transfer in connection with a Liquidation) to, another Person will not, in itself, constitute a Liquidation, even if, in connection therewith (but without limiting Section 8), the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7. NO RIGHT OF REDEMPTION BY THE COMPANY. The Company does not have the right to redeem the Convertible Preferred Stock at its election.

Section 8. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE PREFERRED STOCK UPON A CHANGE OF CONTROL

(a)Change of Control Repurchase Right. Subject to the other terms of this Section 8, if a Change of Control occurs, then each Holder will have the right (the "Change of Control Repurchase Right") to require the Company to repurchase all, or any portion that is less than all (but represents a whole number), of such Holder's shares of Convertible Preferred Stock on the Change of Control Repurchase Date for such Change of Control for a cash purchase price equal to the Change of Control Repurchase Price. For clarity, any shares of Convertible Preferred Stock in respect of which a Holder does not exercise the right to require the Company to repurchase as set forth in this Section 8 shall remain outstanding.

(b)Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8 but subject to Section 16, (i) the Company will not be obligated to pay the Change of Control Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Change of Control Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Change of Control, then (1) the Company will pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) the Company will cause all such shares as to which the Change of Control Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding (with the Accretion Amount accumulating and rights to receive Participating Dividends pursuant to Section 5 continuing). Except with the prior written consent of the Holders of a majority of the then outstanding shares of Convertible Preferred Stock, the Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Convertible Preferred Stock then outstanding.

(c)Change of Control Repurchase Date. The Change of Control Repurchase Date for any Change of Control will be a Business Day of the Company's choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the date the Company sends the related Change of Control Notice pursuant to Section 8(e).

(d)Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control is an amount in cash equal to the greater of (i) (x) if the effective date of the Change of Control occurs on or prior to the third (3rd) year anniversary of the Initial Issue Date, one hundred and one percent (101%) of the Accreted Liquidation Preference for such share at the Close of Business on such Change of Control Repurchase Date (including any accumulated and unpaid Accretion Amount on such share as of such date) or (y) if the effective date of the Change of Control occurs after the third (3rd) year anniversary of the Initial Issue Date, one hundred percent (100%) of the Accreted Liquidation Preference for such share at the Close of Business on such Change of Control Repurchase Date (including any accumulated and unpaid Accretion Amount on such share as of such date); and (ii) the amount in cash (if any) such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share in connection with the Change of Control, assuming the Conversion Date of such conversion occurs on the effective date of the Change of Control without regard to any limitations set forth in Section 10(h).

(e)Change of Control Notice. On or before the tenth (10th) Business Day prior to the effective date of a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), the Company will send to each Holder a notice of such Change of Control (a "Change of Control Notice"). Such Change of Control Notice must state:

(i)briefly, the events causing such Change of Control;

(ii)the expected effective date of such Change of Control;

(iii)the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Change of Control Repurchase Right and the procedures for submitting and withdrawing a Change of Control Repurchase Notice;

(iv)the Change of Control Repurchase Date for such Change of Control;

(v)the Change of Control Repurchase Price per share of Convertible Preferred Stock;

(vi)the Conversion Price in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control;

(vii)that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Repurchase Price; and

(viii)that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f)Procedures to Exercise the Change of Control Repurchase Right.

(i)Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock in connection with a Change of Control, the Holder thereof must deliver to the Company:

(1)before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

(2)such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates).

(ii)Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii)Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1)if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Company, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(g)Payment of the Change of Control Repurchase Price. Subject to Section 8(b), the Company will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Repurchase Date; and (ii) if applicable, the date the Physical Certificate in respect of such share is delivered to the Company or the Transfer Agent.

Section 9. VOTING RIGHTS. The Convertible Preferred Stock will have the voting rights set forth in this Section 9 and as otherwise provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)Voting and Consent Rights with Respect to Specified Matters.

(i)Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock:

(1)any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences, privileges or powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii));

(2)the issuance of (x) any additional Convertible Preferred Stock (other than pursuant to, and in accordance with, the terms and conditions of the Investment Agreement), (y) any other Capital Stock or other Equity-Linked Securities of the Company, in each case, that constitute Dividend Parity Stock, Dividend Senior Stock, Liquidation Parity Stock or Liquidation Senior Stock or (z) any Series $4.75 Preferred Stock (as defined in the Certificate of Incorporation);

(3)the declaration or payment of any dividends or distributions on, or the redemption or repurchase (including by way of tender or exchange offer) of, any Dividend Junior Stock or Liquidation Junior Stock by the Company (provided that the foregoing shall not restrict (i) any redemption of any shares of Dividend Junior Stock or Liquidation Junior Stock solely in exchange for any other class or series of Dividend Junior Stock (in the case of Dividend Junior Stock) or Liquidation Junior Stock (in the case of Liquidation Junior Stock); (ii) any such dividends or distributions in which the Holders of Convertible Preferred Stock are entitled to participate as a Participating Dividend; or (iii) any repurchases pursuant to any Company Common Stock buyback program (provided that, for avoidance of doubt, such repurchases pursuant to such program shall be subject to Section 10(f)(i)(2)); or

(4)agree to any of the foregoing events or transactions.

(ii)Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith.

(b)Rights Plan. Nothing in the foregoing Section 9(a) shall be deemed to limit the ability of the Board of Directors or the Company (i) from taking any action contemplated by that certain Rights Agreement between the Company and Equiniti Trust Company, as Rights Agent, dated March 30, 2020 (the "Rights Plan"), or (ii) to adopt a customary stockholders' rights plan in accordance with applicable law with respect to rights to purchase Preferred Stock that is Dividend Junior Stock and Liquidation Junior Stock, so long as, in each case, the Convertible Preferred Stock is entitled to the rights and benefits pursuant to Section 10(f)(vii).

(c)Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right, from and after the Antitrust Clearance Date, to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record date or, if there is no record date, other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted pursuant to an Optional Conversion with a Conversion Date occurring on such record date or, if there is no record date, other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 9(c) will be limited (i) to the same extent to which the right to convert the Convertible Preferred Stock is limited pursuant to Section 10(h) and (ii) solely for purposes of calculating the voting rights of the Convertible Preferred Stock pursuant to this Section 9(c), the Conversion Price used to calculate the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock assuming such Convertible Preferred Stock were converted pursuant to an Optional Conversion shall be the greater of (1) the Conversion Price in effect on such Conversion Date and (2) the Stock Exchange Minimum Voting Price.

(d)Procedures for Voting and Consents.

(i)Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(c), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(c) (other than any limitation applicable to holders of Common Stock in respect of action by written consent).

(ii)Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to this Section 9 may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

(e)Right to Designate Preferred Stock Directors. Notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, on and after the Antitrust Clearance Date until the Sunset Date (as defined in the Stockholders Agreement), (i) the Holders of a majority of the then outstanding shares of Convertible Preferred Stock shall have, at each annual meeting of the Company's stockholders at which the Board of Directors is obligated to nominate one or more Stockholder Designated Directors (as defined in the Stockholders Agreement) for election to the Board of Directors pursuant to and in accordance with the Stockholders Agreement, the exclusive right, voting separately as a class, to elect or appoint such Stockholder Designated Director(s) to the Board of Directors, irrespective of whether the Board of Directors has nominated such Stockholder Designated Director(s), (ii) the Holders of a majority of the then outstanding shares of Convertible Preferred Stock shall have the exclusive right to remove any Stockholder Designated Director(s) at any time for any reason or no reason (with or without cause) by sending a written notice to the Company and, upon receipt of such notice by the Company, such Stockholder Designated Director (s) shall be deemed to have resigned from the Board of Directors, and (iii) in the event of the death, disability, resignation or removal of any Stockholder Designated Director(s), the Holders of a majority of the then outstanding shares of Convertible Preferred Stock shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. Except as otherwise set forth in the Stockholders Agreement, the Board of Directors and the holders of Common Stock shall not have the right to remove any Stockholder Designated Director(s) from the Board of Directors (even for cause), such right of removal being vested exclusively with the Holders of a majority of the then outstanding shares of Convertible Preferred Stock.

Section 10. CONVERSION.

(a)Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)Conversion at the Option of the Holders.

(i)Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, Holders will have the right to submit all, or any portion that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time after the Antitrust Clearance Date; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations:

(1)if a Change of Control Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designations; and

(2)shares of Convertible Preferred Stock that are subject to Mandatory Conversion pursuant to Section 10(c) may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c)Mandatory Conversion at the Company's Election.

(i)Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the "Mandatory Conversion Right"), exercisable at its election, to designate any Business Day after the third anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a "Mandatory Conversion") of all, but not less than all (except as provided below when the Ownership Limitation is in effect), of the outstanding shares of Convertible Preferred Stock, but only if the VWAP per share of Common Stock exceeds two hundred percent (200%) of the Conversion Price on each of at least twenty (20)Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion. Notwithstanding the foregoing, if the Ownership Limitation is then in effect, the Company may exercise its Mandatory Conversion Right only in respect of the portion of each Holder's Convertible Preferred Stock up to, but not more than, the Ownership Limitation, subject to the other requirements of this Certificate of Designations applicable to such Mandatory Conversion.

(ii)Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company's exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f).

(iii)Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company's choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a "Mandatory Conversion Notice").

Such Mandatory Conversion Notice must state:

(1)that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares;

(2)the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(4)the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion.

(d)Conversion Procedures.

(i)Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)Requirements for Holders to Exercise Optional Conversion Right.

(1)Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must

(w)complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable);

(y)furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(d).

(2)Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)No Adjustments for Accumulated Accretion Amount. Without limiting any adjustments to the Accreted Liquidation Preference required by this Certificate of Designations, the Conversion Price will not be adjusted to account for any accumulated and unpaid Accretion Amount on any Convertible Preferred Stock being converted.

(iv)When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)Settlement upon Conversion.

(i)Generally. Subject to Section 10(e)(ii) and Section 13(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the Accreted Liquidation Preference of such share of Convertible Preferred Stock (including any accumulated and unpaid Accretion Amount on such shares) immediately before the Close of Business on the Conversion Date for such conversion by (y) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii)Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 13(b), in lieu of delivering any fractional share of

Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)Delivery of Conversion Consideration. Subject to Section 10(f)(i)(2), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)Conversion Price Adjustments.

(i)Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

OS 0
CP1 = CP0 × OS1
where:
CP0	=	the Conversion Price in effect immediately before the Close of
Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of
CP1		such stock split or stock combination, as applicable;
	=	the Conversion Price in effect immediately after the Close of
OS0		Business on such Record Date or effective date, as applicable;
	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend,
OS1		distribution, stock split or stock combination; and
	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)Tender Offers or Exchange Offers. If, in compliance with Section 9(a)(i)(3), the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd lot tender offer for a de minimis number of shares of Common Stock pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the average of the Last Reported Sale Price per share of Common Stock over the ten (10) consecutive Trading Day period (the "Tender/Exchange Offer Valuation Period") beginning on, and including, the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the "Expiration Date"), then the Conversion Price will be decreased based on the following formula:

		CP1 = CP 0 ×	SP ×OS0
AC + (SP ×OS1 )

where:
CP0	=	the Conversion Price in effect immediately before the time (the
CP1		"Expiration Time") such tender or exchange offer expires;
	=	the Conversion Price in effect immediately after the Expiration
SP		Time;
	=	the average of the Last Reported Sale Prices per share of Common
Stock over the Tender/Exchange Offer Valuation Period beginning on, and including, the Trading Day immediately after the
OS0		Expiration Date.
	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange
AC		offer);
	=	the aggregate value (determined as of the Expiration Time by the
Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS 1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(3)Degressive Issuances. Subject to Section 10(h), if, on or after the Initial Issue Date, the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity- Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of the date (the "Degressive Calculation Date") of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a "Degressive Issuance"), then, effective as of the Close of Business on such Degressive Calculation Date, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price immediately before giving effect to the
CP1		adjustment required by this Section 10(f)(i)(3);
	=	the Conversion Price immediately after giving effect to the
OS0		adjustment required by this Section 10(f)(i)(3);
	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Degressive Calculation Date
(excluding any shares issued or issuable pursuant to such
Degressive Issuance);
X	=

the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance; and

Y	=

a number of shares of Common Stock obtained by dividing (A) the product of (x) such Effective Price per share of Common Stock; and (y) X (calculated as provided above); by (B) such Fair Market Value per share of Common Stock on such Degressive Calculation Date.

provided, however, that (A) the Conversion Price will not be adjusted pursuant to this Section 10(f)(i)(3) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(3) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(3)); and (C) in no event will the Conversion Price be increased pursuant to this Section 10(f)(i)(3).

For purposes of this Section 10(f)(i)(3), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity- Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price.

(ii)No Other Required Adjustments.

(1)Certain Events. Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:

(A)except as otherwise provided in Section 10(f)(i)(3), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock;

(B)except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any such plan (provided that the Holders of Convertible Preferred Stock are entitled to participate in such plans pursuant to Section 5(b) or otherwise);

(C)except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E)solely a change in the par value of the Common Stock.

(iii)Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; and (3) the date a Change of Control occurs.

(iv)Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company's treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(v)Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward to the next 1/100th).

(vi)Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(vii)Stockholder Rights Plan. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, including the Rights Plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan unless, prior to such Conversion Date, the rights have become exercisable or separated from the shares of Common Stock, in which case the Holder of Convertible Preferred Stock (including, in accordance with Section 17, any Convertible Preferred Stock issued at one or more Subsequent Closings) shall receive such rights as Participating Dividends pursuant to Section 5(b) as if the Company had made a distribution of such rights to all holders of Common Stock.

(g)Voluntary Conversion Price Decreases.

(i)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company's best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would reasonably be expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Holders representing a majority of the outstanding shares of Convertible Preferred Stock.

(ii)Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(h)Restriction on Conversions and Certain Degressive Issuances.

(i)Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite

Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder (or a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) including such Holder) beneficially owning in excess of twenty-nine and nine-tenths percent (29.9%) of the then- outstanding shares of Common Stock (treating the Common Stock issuable upon conversion of all outstanding shares of Convertible Preferred Stock as outstanding for this purpose) (this restriction set forth in this sentence, the "Ownership Limitation"); provided, however, that the Ownership Limitation shall not apply to a conversion in connection with and conditioned upon the completion of (A) a transfer by the Holder of the shares of Common Stock to be received upon such conversion, (B) a bona fide third party tender offer for the shares of Common Stock issuable upon such conversion, or (C) a Common Stock Change Event or a Change of Control if, in the case of each of clauses (A), (B) or (C), such Holder and its Affiliates will not beneficially own or directly or indirectly hold following the consummation of such specified event (and with respect to a Common Stock Change Event or Change of Control, measured with respect to the surviving Person if other than the Company) in excess of twenty-nine and nine-tenths percent (29.9%) of the then-outstanding shares of Common Stock (treating the Common Stock issuable upon conversion of all outstanding shares of Convertible Preferred Stock as outstanding for this purpose). Upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of shares of Common Stock and the number of shares of any other class of Voting Stock then outstanding. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Company's obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation.

Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in the applicable Holder becoming the beneficial owner of shares of Common Stock outstanding at such time that would contravene the Ownership Limitation. For the avoidance of doubt, a Holder may effect an Optional Conversion, and the Company may, upon exercise of its Mandatory Conversion Right, force conversion of, a portion of such Holder's Convertible Preferred Stock to the extent such conversion does not contravene the Ownership Limitation, in each case subject to the other requirements of this Certificate of Designations applicable to such Optional Conversion or Mandatory Conversion, as applicable.

(ii)Limitation of Adjustments for Certain Degressive Issuances. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no adjustment will be made to the Conversion Price pursuant to Section 10(f)(i)(3) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $15.23 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock). If the Requisite Stockholder Approval is obtained at any time after any adjustment to the Conversion Price is limited pursuant to the first sentence of this Section 10(h)(ii), then, effective as of the time such Requisite Stockholder Approval is obtained, the Conversion Price will be adjusted to the Conversion Price that would then be in effect assuming that the first sentence of this Section 10(h)(ii) had not applied to any prior adjustment to the Conversion Price.

(i)Effect of Common Stock Change Event.

(i)Generally . If there occurs any:

(1)recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a "Common Stock Change Event," and such other securities, cash or property, the "Reference Property," and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a "Reference Property Unit"), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of "Change of Control," the terms "Common Stock" and "common equity" will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)for these purposes, (I) the VWAP of any Reference Property Unit or portion thereof that consists of a class of equity securities will be determined by reference to the definition of "VWAP"; and (II) the VWAP of any Reference Property Unit or portion thereof that does not consist of a class of equity securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the "Successor Person") will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

Section 11. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK

(a)Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, VWAP, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex- Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)Reservation of Shares of Common Stock. The Company will reserve (out of its authorized, unreserved and not outstanding shares of Common Stock), for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company's treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder's name.

Section 12. NO PREEMPTIVE RIGHTS. Without limiting the rights of the Holder set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock), except for the right to participate in any issuance of new equity securities by the Company as set forth in the Stockholders Agreement, the Holders of the Convertible Preferred Stock will not have any other preemptive or similar rights to subscribe for or purchase any of the Company's securities.

Section 13. CALCULATIONS.

(a)Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations, including determinations of the Conversion Price, the Last Reported Sale Prices, VWAP and the Accreted Liquidation Preference on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 14. TAX TREATMENT. For U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock will not be treated as "preferred stock" within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305- 5(a); and (b) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code. The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 15. NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e- mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders' respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 16. LEGALLY AVAILABLE FUNDS. Without limiting the rights of any Holder (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company shall pay the deficiency promptly after funds thereafter become legally available therefor.

Section 17. SUBSEQUENT CLOSING SHARES. Notwithstanding anything to the contrary set forth in this Certificate of Designation, the Investment Agreement or the Stockholders Agreement, any shares of Convertible Preferred Stock issued at one or more Subsequent Closings (as defined in the Investment Agreement) shall be deemed to have been issued and outstanding as of the Initial Issue Date, with all the rights, privileges and interests conferred under this Certificate of Designations (including those pursuant to Section 5) accruing and accumulating thereon commencing on the Initial Issue Date.

Section 18. NO OTHER RIGHTS

The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY MAY BE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN

THE CERTIFICATE OF DESIGNATIONS WITH RESPECT TO THIS SECURITY.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF

STOCK AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH

STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Viad Corp

5.5% Series A Convertible Preferred Stock

Certificate No.[___]

Viad Corp, a Delaware corporation (the "Company"), certifies that [___] is the registered owner of [___] shares of the Company's 5.5% Series A Convertible Preferred Stock (the "Convertible Preferred Stock") represented by this certificate (this "Certificate"). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the "Certificate of Designations"). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Viad Corp has caused this instrument to be duly executed as of the date set forth below.

VIAD CORP

Date:By:

Name:

Title:

Date:By:

Name:

Title:

TRANSFER AGENT'S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:By:

Authorized Signatory

Viad Corp

5.5% Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Certificate of Designations.

2.Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(k) of the Certificate of Designations.

3.Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange this Convertible Preferred Stock by presenting this Certificate to the Company and delivering any required documentation or other materials.

4.Accreting Return. The Convertible Preferred Stock will accumulate an accreting return that will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.Accreted Liquidation Preference. The Accreted Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock and as of any particular date equal to the Initial Liquidation Preference as adjusted pursuant to Section 5(a)(iii) of the Certificate of Designations. The rights of Holders upon the Company's liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.No Right of Redemption by the Company. The Company will not have the right to redeem the Convertible Preferred Stock at its election.

7.Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

8.Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

9.Countersignature . The Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

10.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Viad Corp

1850 North Central Avenue, Suite 1900

Phoenix, AZ 85004-4565

Attention: Chief Financial Officer

CONVERSION NOTICE

VIAD CORP

5.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐all of the shares of Convertible Preferred Stock

☐* shares of Convertible Preferred Stock identified by Certificate No. .

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

*Must be a whole number.

CHANGE OF CONTROL REPURCHASE NOTICE

VIAD CORP

5.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐all of the shares of Convertible Preferred Stock

☐* shares of Convertible Preferred Stock identified by Certificate No. .

The undersigned acknowledges that the Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Repurchase Price will be paid. Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

*Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY MAY BE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN

THE CERTIFICATE OF DESIGNATIONS WITH RESPECT TO THIS SECURITY.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF

STOCK AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH

STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

C-1